EXHIBIT 10.36

                        PROMISSORY NOTE

$1,200,000.00         Corpus Christi, Texas       October 3, 1995

     FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates, and in the amounts so herein stipulated, MIDCOAST ENERGY RESOURCES, INC., a Nevada corporation, hereinafter called "Maker", acting herein by and through its undersigned officers, promises to pay to the order of RAINBOW INVESTMENTS COMPANY, a Texas Corporation hereinafter called "Payee", at its office in the City of Corpus Christi, Nueces County, Texas the sum of ONE MILLION

TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($1,200,000.00), pursuant to the terms of this Note, in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and to pay interest on the whole of the principal amount hereof from time to time outstanding prior to the maturity of this Note at a rate per annum equal to the lesser of: (a) the rate designated by Frost Bank, N.A. or its successors, as its base commercial rate (hereinafter called the "Prime Rate"), as such Prime Rate shall vary from time to time, plus five percent (5%) (hereinafter called the "Margin Percentage"), or (b) the "Maximum Rate" (as hereinafter defined). The rate of interest payable on this Note shall change without notice to Maker each time and as of the date that the Prime Rate changes whether or not such Prime Rate change is published. Notwithstanding the foregoing, if at any time the sum of the Margin Percentage plus such Prime Rate exceeds the Maximum Rate, the rate of interest to accrue on this Note shall be limited to the Maximum Rate.

     The sums of principal funded by Payee to Maker on this Note, together with all accrued interest thereon, shall be due and payable as follows:

     Interest only, computed on the unpaid principal balance of the sums funded by Payee to Maker on this Note, shall be due and payable monthly as it accrues, on the 1st day of each and every calendar month, beginning April 1, 1996, and continuing regularly thereafter until and including January 31, 1997, after which date both the unpaid sums of principal funded by Payee to Maker on this Note and the unpaid interest accrued thereon shall be due and payable.

     All past-due, unpaid sums of principal funded on this Note, together with all accrued and past-due, unpaid interest thereon, shall bear interest from maturity until paid at the "Default Rate" as hereinafter defined.

     The Maker hereof may at any time and from time to time pay the full amount or any part of the sums of principal funded by Maker to Payee on this Note, without the payment of any premium or fee. All payments on this Note, whether designated as payments of principal or interest, shall be applied first to the payment of accrued interest and balance, if any, to principal.

     It is especially agreed that if default shall be made in any payment due hereon, either principal or interest, or if there is a default in any of the terms, covenants, agreements, conditions or provisions set forth in any instrument or document given to secure this Note or executed simultaneously with this Note or hereafter, or if any certificate, affidavit and/or financial statement furnished to Payee in connection with the loan evidenced by this
Note is false or misleading or omits to state any material fact, or should any Maker, endorser, surety or guarantor hereof become insolvent or commit an act of bankruptcy or make an assignment for the benefit of creditors or authorize the filing of a voluntary petition in bankruptcy, or should a receiver of any of their property be appointed, or should involuntary bankruptcy proceedings be filed or threatened against any Maker, endorser, surety or guarantor hereof, or should any event occur which results in the acceleration of the maturity of any indebtedness of any Maker, endorser, surety or guarantor hereof to Payee or to any other party under any mortgage, deed of trust, security or loan agreement, indenture, note or other undertaking, then in any such event, at the option of Payee or any legal holder hereof at any time thereafter, without demand or notice, the unpaid balance of the sums of principal funded by Payee to Maker on this Note, together with all accrued and unpaid interest thereon, shall at once become due and payable and shall bear interest from the date of such default or event (whichever occurs first) until paid at the "Default Rate" which is defined as the Maximum Rate or, if there is no Maximum Rate, then a rate per annum equal to the Prime Rate plus eight percent (8%).

     If any sums becoming owing on this Note are not paid at maturity, however such maturity may be brought about, and the same is placed in the hands of an attorney for collection or if collected by suit or through bankruptcy, probate, receivership or other legal or judicial proceedings, the Maker hereof agrees to pay an additional amount of not less than ten percent (10%) of all unpaid sums of principal funded by Payee to Maker on this Note as costs of collection and reasonable attorney's fees.

     Each Maker and all sureties, endorsers and guarantors of this Note, and each party hereafter assuming or otherwise becoming liable hereon (i) waive demand, presentment for payment, notice of intention to accelerate the maturity of this Note and to declare the entire unpaid balance of the sums of principal funded by Payee to Maker on this Note, together with all accrued and unpaid interest thereon, due and payable, notice that the entire unpaid balance of the sums of principal funded by Payee to Maker on this Note, together with all accrued and unpaid interest thereon, has been declared due and payable, notice of nonpayment, protest, notice of protest and all other notices, filings of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon, (iii) agree that Payee or other holder hereof shall not be required first to institute suit or exhaust its remedies hereon against the Maker or others liable or to become liable hereon or enforce its rights against any security herefor in order to enforce payment of this Note by it, and (iv) consent to any extensions or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

     Any check, draft, money order or other instrument given in payment of all or any portion of any sums becoming owing on this Note may be accepted by the payee or any other holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Payee or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Payee or any other holder hereof and applied to this indebtedness as herein provided.

     For the purposes of this Note the term "Maximum Rate" shall mean the maximum rate of interest which the Payee may charge the Maker on the loan evidenced by this Note without thereby charging interest which is usurious or unlawful under the state or federal laws applicable for the purpose of determining the maximum lawful rate of interest which may be charged on such loan and this Note; and provided that all fees, "points", and other charges which constitute interest shall be included and taken into account in determining such Maximum Rate. It is expressly provided and stipulated that, notwithstanding any other provision of this Note, in no event shall the aggregate of (i) the aggregate interest which has accrued on this Note from the date hereof through the date of such calculation, and (ii) the aggregate of any other amounts accrued or paid which, under applicable laws, are deemed to constitute interest upon the loan evidenced hereby from the date hereof through the date of such calculation, ever exceed the Maximum Rate on the principal balance of the loan evidenced by this Note from time to time remaining unpaid. In this connection, it is expressly stipulated and agreed that it is the intent of the Payee and the Maker in the execution and delivery of this Note to contract in strict compliance with the usury laws, if any, applicable to this Note. None of the terms of this Note or the security instruments securing same shall ever be construed to create a contract to pay interest for the use, forbearance or detention of money, at a rate in excess of the Maximum Rate. The Maker, and any guarantors, endorsers or other parties now or hereafter becoming liable for the payment of this Note, shall never be liable for interest in excess of the Maximum Rate and the provisions of this Note and the security instruments securing same which may be in apparent conflict herewith.

     Should this Note be signed or endorsed by more than one person and/or entity, all of the obligations herein contained shall be considered the joint and several obligations of each maker and endorser hereof.

     Payment of all unpaid sums of principal funded by Payee to Maker on this Note, together with all accrued and unpaid interest thereon, and all fees and other charges, if any, becoming due and owing on this Note shall be secured by any and all guaranties, security agreements and other security instruments executed by the Maker or any other party in favor of Payee as security for this Note, including those executed simultaneously herewith, those heretofore executed, and those hereafter executed.

     If any payment on this Note shall become due on a Saturday, Sunday, or public holiday on which Payee is not open for business, such payment shall be made on the next succeeding day on which Payee is open for business and such extension of time shall in such case be included in computing interest in connection with such payment.

     IN WITNESS WHEREOF, the undersigned Maker has duly executed this Note as of the day and year above first written.

                              MIDCOAST ENERGY RESOURCES,INC.



                              By:
                                  Dan C. Tutcher,
                                  President